Exhibit 16.1


N.I. CAMERON INC. Chartered Accountants
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                           303 - 475 Howe Street, Vancouver, BC  CANADA  V6C 2B3
                                        Tel: (604) 669-9631  Fax: (604) 669-1848





March 7, 2007




United States
Securities and Exchange Commission
Washington, D.C.  20549

RE:      YzApp International Inc.

Dear Sirs:

At the request of YzApp International Inc., we have reviewed Item 4.01. Changes in or Disagreements with Certifying Accountants on Accounting and Financial Disclosures of their Form 8-K dated March 7, 2007.

We concur with the representations made in the first and second paragraphs therein but do not have any basis for agreeing or disagreeing with paragraphs three or four.

Sincerely,

/s/ N.I. Cameron Inc.
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N.I. CAMERON INC.
CHARTERED ACCOUNTANTS